UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) July 13, 2017

(Date of earliest event reported) July 10, 2017

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On July 10, 2017, ONEOK, Inc. (“ONEOK”), ONEOK Partners, L.P. (“ONEOK Partners”) and ONEOK Partners Intermediate Limited Partnership (“ONEOK Partners Intermediate” and, together with ONEOK Partners, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale by ONEOK of (i) $500 million aggregate principal amount of its 4.00% notes due 2027 (the “2027 Notes”) and (ii) $700 million aggregate principal amount of its 4.95% notes due 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by ONEOK and the Guarantors, and customary conditions to closing, indemnification obligations of each of ONEOK and the Guarantors, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indenture and Notes

On July 13, 2017, ONEOK completed the underwritten public offering (the “Offering”) of the Notes. ONEOK registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-219186) filed on July 6, 2017. ONEOK intends to use the net proceeds from the Offering of approximately $1.18 billion, after deducting underwriting discounts and estimated offering expenses, for general corporate purposes, which may include repayment of existing indebtedness and capital expenditures.

The terms of the Notes are governed by the Indenture, dated as of January 26, 2012, between ONEOK and U.S. Bank National Association, as trustee, as supplemented by the Fourth Supplemental Indenture with respect to the 2027 Notes (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture with respect to the 2047 Notes (the “Fifth Supplemental Indenture”), each of which is dated as of July 13, 2017.

The Fourth Supplemental Indenture and the Fifth Supplemental Indenture are each filed herewith as Exhibits 4.1 and 4.2, respectively, and are each incorporated herein by reference. The form of the 2027 Notes and the 2047 Notes are each filed herewith as Exhibits 4.3 and 4.4, respectively, and are each incorporated herein by reference. In addition, the legal opinions related to the 2027 Notes and the 2047 Notes and the guarantees related thereto are filed herewith as Exhibits 5.1 and 5.2 and are each incorporated herein by reference.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONEOK or the Guarantors for which they have and will receive customary fees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under “Supplemental Indenture and Notes” in Item 1.01 above is incorporated herein by reference

Item 7.01	Regulation FD Disclosure

ONEOK issued a news release on July 10, 2017, attached hereto as Exhibit 99.1, announcing the pricing of the Notes. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statement under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: July 13, 2017	By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer and Executive Vice President, Strategic Planning and Corporate Affairs

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 10, 2017, between ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC, as representatives of the several underwriters named therein.

4.1	Fourth Supplemental Indenture, dated as of July 13, 2017, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to the 4.00% Notes due 2027.

4.2	Fifth Supplemental Indenture, dated as of July 13, 2017, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to the 4.95% Notes due 2047.

4.3	Form of Note due 2027 (included in Exhibit 4.1 above)

4.4	Form of Note due 2047 (included in Exhibit 4.2 above)

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2	Opinion of Gable & Gotwals.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Gable & Gotwals (included in Exhibit 5.2 hereto).

99.1	News release of ONEOK, Inc. announcing the pricing of the Notes.